Exhibit 10.6

Execution Version

CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT (including the definitions set forth on Annex A and the provisions set forth on Annex B hereto, this “Agreement”), dated as of January 23, 2024, is by and between Core Scientific, Inc., a Delaware corporation (the “Company”) and Computershare Inc., a Delaware corporation (“Computershare”) and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively, as CVR agent (the “Agent”).

RECITALS

WHEREAS, on December 21, 2022, the Company and each of its debtor affiliates, as debtors and debtors in possession (such affiliates, the “Debtor Affiliates”) commenced voluntary cases, captioned In re Core Scientific Inc., et al., Case No. 22 90341 (CML), under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”);

WHEREAS, on January 16, 2024, the Bankruptcy Court confirmed the Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and its Affiliated Debtors (With Technical Modifications) Docket No. 1722 (the “Plan”);

WHEREAS, pursuant to the terms and conditions of the Plan, on the Effective Date, the Company will issue and deliver to holders of April Convertible Notes Secured Claims and August Convertible Notes Secured Claims (each as defined in the Plan) contingent payment obligations, in the form of the CVRs (as defined herein) contemplated by this Agreement;

WHEREAS, the number of CVRs to be issued pursuant to this Agreement is 51,783,625 CVRs;

WHEREAS, the Company desires that the Agent act on behalf of the Company, and the Agent is willing to act in connection with the contingent payments obligations in respect of the CVRs; and

WHEREAS, contemporaneously with the Company’s entry into this Agreement, the Company has executed that certain calculation agent agreement (the “Calculation Agent Agreement”), dated as of January 23, 2024, by and between the Company and Delaware Trust Company (“Delaware Trust”) pursuant to which Delaware Trust has agreed to act as Calculation Agent, and references to such role in this Agreement shall be undertaken by Delaware Trust (the “Calculation Agent”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

CONTINGENT VALUE RIGHTS

1.1	Contractual Rights; Initial Holders of CVRs; Appointment of CVR Agent.

(a)	The CVRs represent the contractual rights of the Holders to receive the Payment Amounts (as defined herein), if any, pursuant to and in accordance with the terms and conditions of this Agreement.

(b)

Pursuant to the terms of the Plan, each holder of a Convertible Notes Secured Claim (as defined in the Plan) that receives a distribution of New Common Interests pursuant to the Convertible Noteholders Equity Distribution (as defined in the Plan) shall be an initial Holder.

(c)

The Company hereby appoints the Agent to act as CVR agent in accordance with the express terms and conditions set forth in this Agreement (and no implied terms or conditions), and the Agent hereby accepts such appointment.

1.2

Transferability. Subject to Section 1 of Annex B hereof, the CVRs shall be freely transferable and publicly tradeable by each Holder without the prior consent of the Company, the Agent or any other Person; provided, subject to Section 1.5(i), that the Company and the Agent may require (i) payment of a sum sufficient to cover any documentary, stamp, transfer or other similar Tax or charge that is imposed in connection with any such transfer or (ii) that the transferor establish to the reasonable satisfaction of the Company and the Agent that any such Taxes have been paid. The Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Agreement or under applicable law with respect to any transfer or exchange of any interest in any CVR other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

1.3

Exemption from Securities Registration at Issuance. The issuance of the CVRs is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided by Section 1145 of the Bankruptcy Code. The CVRs shall not be considered a “debt security.”

1.4	No Certificate; Registration; Change of Address; CUSIP Number.

(a)

The CVRs shall be issued (1) to Holders in book-entry form on the CVR Register (as defined below), in customary form and substance (a “Book-Entry CVR”) or (2) in the form of one or more global certificates (the “Global CVRs”), substantially in the form appended hereto as Annex C. The CVRs shall not be evidenced by a physical certificate.

(b)

Subject to the Company furnishing to the Agent the list of Holders, the Agent shall keep a register (the “CVR Register”) for the purpose of (i) identifying the Holders of the CVRs and (ii) documenting the CVRs, which CVR Register may be amended from time to time by the Agent to reflect any changes to Holders or the applicable number of CVRs as permitted hereunder. Until such list of Holders is furnished to the Agent, the Agent shall have no duties, responsibilities or obligations with respect to keeping the CVR Register, providing notices or making payments to such Holders.

(c)

The Global CVRs issued shall be deposited with the Agent as custodian for the Depositary and registered in the name of Cede & Co., or such other entity designated by the Depositary as the Depositary’s nominee, in accordance with the Global CVR provisions set out in Annex B hereto.

(d)

On the terms and subject to the conditions of this Agreement, in accordance with the terms of the Plan, the Company will issue the CVRs in the amounts and to the recipients specified in the Plan. Upon written order of the Company, the Agent shall (i) register in the CVR Register the Book-Entry CVRs and (ii) deliver or cause to be delivered to the Depositary one or more Global CVRs evidencing the CVRs.

(e)

A Holder may make a written request to the Agent to change such Holder’s address of record in the CVR Register. Such written request must be duly executed by such Holder. Upon receipt of such written request, the Agent shall promptly record the change of address in the CVR Register.

(f)

The CUSIP number of the CVRs is 21874A 122. Each of the Company and the Agent shall use such CUSIP number (or any equivalent number, to the extent CUSIP numbers are no longer generally in use) for all applicable bookkeeping purposes in connection with the CVRs. The Company and the Agent shall use such CUSIP number in notices in connection with the CVRs as a convenience to Holders; provided, however, that any such notice from the Company or the Agent may state that no representation is made as to the correctness of such number and any such notice shall not be affected by any defect in or omission of such number. The Company shall promptly notify, or shall cause the Agent to promptly notify, the Calculation Agent and the Holders in writing of any change in the CUSIP number of the CVRs.

(g)

The initial Holder of the Global CVR shall be Cede & Co. as nominee for the Depositary. The Agent will have no responsibility whatsoever directly to the street name holders with respect to transfers of Global CVRs. With respect to any payments or issuances to be made under Section 1.5 below, the Agent will accomplish the payment to any former street name holders of Global CVRs by sending one lump sum payment or issuance to the Depositary.

1.5

Testing Periods; Payment Amounts; Payment Procedures; Dispute Resolution; Record Date; Deduction or Withholding; Undelivered Payment Amounts; Liquidated Damages; Availability of Agreement to Holders. Contingent payments pursuant to the CVRs shall be made, to the extent payable, to the Holders after each of the First Testing Date, the Second Testing Date and the Third Testing Date, in each case as defined below and pursuant to the procedures set forth herein. The calculations called for herein shall be made by the Calculation Agent. All distributions made hereunder shall be made to Holders as of the close of business on the date of the applicable Testing Date (each such date, the record date for purposes of determining the Holders entitled to receive the corresponding Payment Amount) (1) with respect to cash payments, (i) in the case of Book-Entry CVRs held on the CVR Register, (a) with respect to any such Holder that has not provided the Agent wiring instructions in writing as of the close of business on the date of the applicable Testing Date, by check mailed to the address of such Holder reflected in the CVR Register as of 5:00 p.m. New York City time on the date of the applicable Testing Date, or (b) with respect to any such Holder that has provided the Agent wiring instructions in writing as of the close of business on the date of the applicable Testing Date, by wire transfer of immediately available funds to the account specified on such instruction, or (ii) in the case of Global CVRs, to beneficial holders in accordance with applicable rules and procedures of DTC or (2) with respect to distributions of New Common Interests, (i) in the case of Holders who hold their CVRs on the CVR Register, issue in the name of the Holder on the books and records of the Transfer Agent; or (ii) in the case of Global CVRs, issue to beneficial holders in accordance with applicable rules and procedures of DTC.

(a)

The first testing period shall begin on the Effective Date and end on the first anniversary of the Effective Date (the first anniversary of the Effective Date, the “First Testing Date”). On or before 10:00 a.m. (New York City time) on a Business Day within thirty-five (35) calendar days following the First Testing Date, subject to the Dispute Resolution Procedures, the Company shall, if required pursuant to this Section 1.5(a), make a payment to the Agent, and the Agent shall transfer such funds promptly, and in no event later than five (5) Business Days following the receipt of each such payment, to Holders or DTC for the benefit of the corresponding beneficial owners of CVRs, as applicable, in each case in accordance with this Section 1.5 and pursuant to the terms set forth herein (the “Year 1 Contingent Payment Obligation”), in cash (in United States Dollars) in immediately available funds equal to the lesser of (i) $43,333,333.33 and (ii) the difference between (a) $260,000,000 and (b) the Fair Market Value of the Corresponding New Common Interests (the “First Anniversary Payment Amount”); provided, however, that to the extent that the Fair Market Value of the Corresponding New Common Interests is equal to or in excess of $260,000,000, the Company shall not owe any amounts to any Holder with respect to the First Testing Date, and for purposes of this Agreement, the Year 1 Contingent Payment Obligation shall be extinguished and be deemed to equal zero, and the Company shall provide an Officer’s Certificate to the Agent stating as such, substantially in the form of Exhibit D hereof.

(b)

The second testing period shall begin on day after the first anniversary of the Effective Date and end on the second anniversary of the Effective Date (the second anniversary of the Effective Date, the “Second Testing Date”). Within thirty-five (35) calendar days following the Second Testing Date, subject to the Dispute Resolution Procedures, the Company shall, as applicable pursuant to this Section 1.5(b), (i) make a payment to the Agent, and the Agent shall transfer such funds promptly, and in no event later than five (5) Business Days following the receipt of each such payment, to Holders or DTC for the benefit of the corresponding beneficial owners of CVRs, as applicable, in each case in accordance with this Section 1.5 and pursuant to the terms set forth herein, or (ii) furnish to the Agent the Requisite New Common Interests Payment Documentation, in each case pursuant to the terms set forth herein (the “Year 2 Contingent Payment Obligation”), relating, as applicable, to a payment in cash (in United States Dollars) in immediately available funds or a number of New Common Interests (rounded up to the nearest whole New Common Interest), or a combination of the foregoing, in the Company’s sole discretion, equal to the lesser of (i)

$43,333,333.33 and (ii) the difference between (a) $260,000,000 minus the First Anniversary Payment Amount and (b) the Fair Market Value of the Corresponding New Common Interests (the “Second Anniversary Payment Amount”); provided, however, that to the extent that the Fair Market Value of the Corresponding New Common Interests is equal to or in excess of the difference of (x) $260,000,000 minus (y) the First Anniversary Payment Amount, the Company shall not owe any amounts to any Holder with respect to the Second Testing Date, and the Year 2 Contingent Payment Obligation shall be extinguished and be deemed to equal zero, and the Company shall provide an Officer’s Certificate to the Agent stating as such, substantially in the form of Exhibit D hereof.

(c)

The third testing period shall begin on the day after the second anniversary of the Effective Date and end on the third anniversary of the Effective Date (the third anniversary of the Effective Date, the “Third Testing Date” and, together with the First Testing Date and the Second Testing Date, each, a “Testing Date”). Within thirty-five (35) calendar days following the Third Testing Date, subject to the Dispute Resolution Procedures, the Company shall, as applicable pursuant to this Section 1.5(c), (i) make a payment to the Agent, and the Agent shall transfer such funds promptly, and in any event no later than five (5) Business Days following the receipt of each such payment, to Holders or DTC for the benefit of the corresponding beneficial owners of CVRs, as applicable, in each case in accordance with this Section 1.5 and pursuant to the terms set forth herein, or (ii) furnish to the Agent the Requisite New Common Interests Payment Documentation, in each case pursuant to the terms set forth herein (the “Year 3 Contingent Payment Obligation” and together with the Year 1 Contingent Payment Obligation and the Year 2 Contingent Payment Obligation, the “Contingent Payment Obligations”), relating, as applicable, to a payment in cash (in United States Dollars) in immediately available funds or a number of New Common Interests (rounded up to the nearest whole New Common Interest), or a combination of the foregoing, in the Company’s sole discretion, equal to the lesser of (i) $43,333,333.33 and (ii) the difference between (a) $260,000,000 minus the sum of the First Anniversary Payment Amount and the Second Anniversary Payment Amount and (b) the Fair Market Value of the Corresponding New Common Interests (the “Third Anniversary Payment Amount” and, together with the First Anniversary Payment Amount and the Second Anniversary Payment Amount, the “Payment Amounts” and each a “Payment Amount”); provided, however, that to the extent that the Fair Market Value of the Corresponding New Common Interests is equal to or in excess of the difference of (x) $260,000,000 minus (y) the sum of the First Anniversary Payment Amount and the Second Anniversary Payment Amount, the Company shall not owe any amounts to any Holder with respect to the Third Testing Date, and the Year 3 Contingent Payment Obligation shall be extinguished and be deemed to equal zero, and the Company shall provide an Officer’s Certificate to the Agent stating as such, substantially in the form of Exhibit D hereof.

(d)

The Calculation Agent, in consultation with the Company and in accordance with the Calculation Agent Agreement, shall determine each Payment Amount pursuant to the terms hereof and the terms of the Calculation Agent Agreement. Within three (3) Business Days after each Testing Date, the Calculation Agent, in consultation with the Company, shall deliver to the Company and the Agent a written notice stating (1) the date of such Testing Date and (2) the aggregate Payment Amount (if any) with respect to such Testing Date (including, in reasonable detail, the calculation thereof); provided, that, in the event of any dispute between the Calculation Agent and the Company with regard to the amount of such aggregate Payment Amount, the Company’s determination as to such aggregate Payment Amount shall be conclusive, subject to the terms and conditions of this Agreement.

(e)

Within five (5) Business Days after each Testing Date, the Company shall cause the Agent to deliver to each Holder a written notice stating (1) the date of such Testing Date, (2) the aggregate Payment Amount (if any) with respect to such Testing Date (including, in reasonable detail, the calculation thereof), (3) the corresponding per-CVR Payment Amount (if any) (including, in reasonable detail, the calculation thereof), (4) with respect to the Second Anniversary Payment Amount and Third Anniversary Payment Amount (if any), the Company’s determination as to whether such Payment Amount will be made in cash (in United States Dollars) or New Common Interests (or both) and if to be paid in whole or in part in New Common Interests, the number of New Common Interests that such Holder will receive, and (5) the corresponding Objection Deadline (as defined below) by which such Holder must object in connection with the contents of such written notice (such written notice, a “Payment Triggering Event Notice”, the form of which is attached hereto as Exhibit A).

(f)

The Holders of not less than fifteen percent (15%) of the aggregate outstanding CVRs (collectively, the “Objecting Holders”) shall have ten (10) Business Days following the date on which a Payment Triggering Event Notice is sent pursuant to Section 1.5(e) hereof (the “Objection Deadline”) to object in writing to the aggregate Payment Amount (including the calculation thereof), the corresponding per-CVR Payment Amount (if any) and the number of New Common Interests to be paid in connection with such Payment Amount (if applicable) in such Payment Triggering Event Notice (such written objection, a “Payment Amount Objection Notice”, the form of which is attached hereto as Exhibit B) and deliver such Payment Amount Objection Notice to the Company, provided that, for the avoidance of doubt, such Payment Amount Objection Notice is only properly delivered to the Company if the aggregate number of CVRs represented by all Payment Objection Notices delivered is not less than fifteen percent (15%) of the outstanding CVRs. To the extent the Objecting Holders timely deliver a Payment Amount Objection Notice to the Company, the Calculation Agent (solely with respect to such Payment Amount), the Company, and such Objecting Holders shall have five (5) Business Days following the receipt of such Payment Amount Objection Notice (the “Resolution Date”) to amicably resolve in good faith any disagreement, dispute, difference or question in connection with such Payment Amount (including the calculation thereof), the corresponding per-CVR Payment Amount (if any) and the number of New Common Interests to be paid in connection with such Payment Amount (if applicable) (an “Amicable Resolution”). To the extent the Calculation Agent, in consultation with the Company, must amend the Payment Triggering Event Notice to make a correction, the Company shall promptly, and in any event no later than four (4) calendar days after the Resolution Date, deliver or cause the Agent to deliver to each Objecting Holder, such amended Payment Triggering Event Notice. The Company and each Objecting Holder shall have three (3) Business Days following the date on which such amended Payment Triggering Event Notice is sent by the Company or the Agent pursuant to this Section 1.5(f) (the “Second Objection Deadline”) to object in writing thereto by delivering a Payment Amount Objection Notice in relation thereto to the Company (which the Company shall promptly then provide to the Calculation Agent). In the event (i) no Payment Amount Objection Notice is delivered by the Objection Deadline, (ii) an Amicable Resolution is achieved by the Resolution Date, (iii) no Payment Amount Objection Notice is delivered by the Second Objection Deadline or (iv) a Payment Amount Objection Notice is delivered by the Second Objection Deadline, in each case, as applicable, the Company shall promptly pay to the Agent, and the Agent shall, promptly, and in no event later than five (5) Business Days after its receipt of such funds, pay to all Holders (including any Objecting Holders) any corresponding Payment Amount pursuant to Sections 1.5(a), 1.5(b), or 1.5(c), or in accordance with such Amicable Resolution, as applicable. In the event the procedures set forth in Section 1.5(g) are conducted, the Company shall promptly pay any corresponding Payment Amount to the Holders (including any Objecting Holders) in accordance with the immediately preceding sentence without delaying such payment until the conclusion of the procedures set forth in Section 1.5(g). For the avoidance of doubt, the Objecting Holders will (i) be paid the corresponding Payment Amount due to the Holders, concurrently with the other Holders, pursuant to this Section 1.5(f) in accordance with the immediately preceding sentence, and (ii) be paid any corresponding amount equal to the difference between the Disputed Payment Amount (as defined below) due to the Objecting Holders pursuant to Section 1.5(g) and the Payment Amount paid to the Objecting Holders pursuant to Section 1.5(f) upon the conclusion of the procedures set forth in Section 1.5(g).

(g)

In the event of any continuing disagreement, dispute or difference among any of the Calculation Agent, the Company and the Objecting Holders in connection with the aggregate Payment Amount, the corresponding per-CVR Payment Amount or the number of New Common Interests to be paid in connection with such Payment Amount (if applicable) to the Objecting Holders (such disputed Payment Amount with respect to the Objecting Holders, the “Disputed Payment Amount”), after the procedures set forth in Section 1.5(f) have been conducted, which dispute cannot be amicably resolved by the good faith efforts of the Calculation Agent (solely with respect to the Disputed Payment Amount), the Company and the Objecting Holders on or prior to the later of the (x) Resolution Date and (y) Second Objection Deadline, then such dispute shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by the Company, one by the Majority of Objecting Holders, and the third by the two arbitrators so chosen; provided, however, that if the Calculation Agent is involved with a dispute regarding the Disputed Payment Amount, the third arbitrator on the arbitration panel shall be chosen by the Calculation Agent. If all or either of the Company, the Majority of Objecting Holders or the Calculation Agent, if applicable, fails to choose an arbitrator or arbitrators within fourteen (14) calendar days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within fourteen (14) calendar days after their respective appointments, the President of the American Arbitration Association shall, upon the request of all or any of the Company, the Majority of Objecting Holders or the Calculation Agent, if applicable, appoint or cause to be appointed the arbitrator or arbitrators required to complete the board or, if he or she shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the New York office of the American Arbitration Association. The decision of the arbitrators shall be by majority vote and, at the request of any of the Company, the Majority of Objecting Holders or the Calculation Agent, if applicable, the arbitrators shall issue a written opinion of findings of fact and conclusions of law, a copy of which shall be promptly provided to the Agent and the Calculation Agent by the Company. Costs shall be borne between the Company and the Objecting Holders, as determined by the arbitrators. Unless the Company, the Majority of Objecting Holders and the Calculation Agent, if applicable, shall otherwise agree to a place of arbitration, the place of arbitration shall be at New York, New York, U.S.A. The arbitration award shall be final and binding upon the Company, the Agent, the Calculation Agent and Objecting Holders and may be entered in any court having competent jurisdiction pursuant to this Agreement. Promptly, and no later than 10:00 a.m. (New York City time) on a Business Day within five (5) calendar days thereafter, upon a final arbitration award being awarded, (i) the Agent shall deliver to each Objecting Holder a notice of the arbitration award and (ii) the Company shall make a cash (in United States Dollars) payment to the Agent, or issue New Common Interests to the Objecting Holders as set forth in this Agreement, in each case to the extent applicable, and the Agent shall, promptly, and in no event later than five (5) Business Days following receipt of such funds, transfer such funds to the Objecting Holders, in each case in accordance with this Section 1.5 and pursuant to the terms set forth herein, of the corresponding amount equal to the difference between the Disputed Payment Amount and the Payment Amount paid to the Objecting Holders pursuant to Section 1.5(f) (consistent with such final arbitration award), if applicable.

(h)

The Company shall set a record date for purposes of determining the Holders entitled to vote or consent to any action authorized or permitted under this Agreement. The record date in connection with any vote or consent to take any action by the Holders under this Agreement shall be the date that is ten (10) Business Days prior to the first solicitation of such vote or consent or such other date as the Company may select. No vote or consent to any action authorized or permitted under this Agreement, except with respect to Sections 1.5(f) and 1.5(g) hereof, shall be valid or effective if taken or made more than one hundred twenty (120) calendar days after the corresponding record date. If a record date is set, only the Holders as of such date shall be entitled to vote or consent to any action permitted under this Agreement, as applicable. The Company shall provide the Holders at least ten (10) Business Days’ notice of any record date set pursuant to this Section 1.5(h).

(i)

All Payment Amounts shall be paid free and clear of and without any withholding or deduction, except to the extent required by applicable Law. To the extent required by applicable Laws, the Company, the Agent and any other applicable withholding agent shall be entitled to deduct or withhold, or cause to be deducted or withheld, from any amount payable hereunder, such Taxes as are required to be deducted or withheld as reasonably determined by such applicable withholding agent. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be properly remitted to the appropriate taxing authority and will be treated for all purposes of this Agreement as having been paid or distributed to the Holder in respect of which such deduction or withholding was made. No later than seventy-five (75) calendar days prior to the first Testing Date to occur after it becomes a Holder under this Agreement, or if less than seventy-five (75) calendar days remain to the next Testing Date, on the date that it becomes a Holder under this Agreement, a Holder shall deliver to the Company, the Agent and any applicable withholding agent an Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 or equivalent applicable form that is reasonably acceptable to the Company or the Agent, as applicable, to permit any payment of any Payment Amount to be made without deduction or withholding of any United States backup withholding Taxes.

(j)

If any Payment Amount (or portion thereof, as applicable) is not able to be delivered to a Holder, or the corresponding Participants or beneficial owners of the CVRs (including as a result of uncashed checks, invalid DTC account address information or invalid information on the CVR Register) or otherwise remains unclaimed by a Holder on the date that is two (2) years after the date on which such Payment Amount became due and payable in accordance with this Agreement (or immediately prior to such earlier date on which such Payment Amount (or portion thereof, as applicable) would otherwise escheat to or become the property of any Governmental Authority), then: (i) such Payment Amount (or portion thereof, as applicable) will, to the extent permitted by applicable Law, become the property of the Company, free and clear of all claims or interest of any Person previously entitled thereto, and (ii) no consideration or compensation shall be payable therefor. Neither the Company nor the Agent will be liable to any Person in respect of such Payment Amount (or portion thereof, as applicable) delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar legal requirement under applicable Law, pursuant to this Section 1.5(j). In addition to and not in limitation of any other indemnity obligation herein, the Company agrees to indemnify and hold harmless the Agent with respect to any liability, penalty, cost or expense that the Agent may incur or be subject to in connection with transferring such property to the Company.

(k)

Upon the occurrence of a Company Bankruptcy Event or the Company’s failure, for any reason, to timely pay in full any owed Payment Amount (subject to the Dispute Resolution Procedures) in accordance with the terms of this Agreement (each, a “Liquidated Damages Trigger Event”), the Company shall pay, as liquidated damages and not as a penalty, to the Agent, and the Agent shall transfer such funds either (i) to Holders directly for those Holders who hold Book-Entry CVRs, or (ii) to DTC in accordance with applicable rules and procedures of DTC for the benefit of the corresponding beneficial owners of the CVRs (for the avoidance of doubt, in the aggregate among clauses (i) and (ii)) (x) to the extent the Year 1 Contingent Payment Obligation was not previously paid in full or extinguished pursuant to the terms of this Agreement, $43,333,333.33 in cash (in United States Dollars), except that if the First Anniversary Payment Amount was conclusively calculated prior to the occurrence of the Liquidated Damages Trigger Event, the First Anniversary Payment Amount, in each case, less any amount actually paid in cash (in United States Dollars) by the Company with respect to any Year 1 Contingent Payment Obligation, plus (y) to the extent the Year 2 Contingent Payment Obligation was not previously paid in full or extinguished pursuant to the terms of this Agreement, $43,333,333.33 in cash (in United States Dollars), except that if the Second Anniversary Payment Amount was conclusively calculated prior to the occurrence of the Liquidated Damages Trigger Event, the Second Anniversary Payment Amount, in each case, less any amount actually paid in cash (in United States Dollars) or New Common Interests by the Company with respect to any Year 2 Contingent Payment Obligation plus (z) to the extent the Year 3 Contingent Payment Obligation was not previously paid in full or extinguished pursuant to the terms of this Agreement, $43,333,333.33 in cash (in United States Dollars), except that if the Third Anniversary Payment Amount was conclusively calculated prior to the occurrence of the Liquidated Damages Trigger Event, the Third Anniversary Payment Amount, in each case, less any amount actually paid in cash (in United States Dollars) or New Common Interests by the Company with respect to any Year 3 Contingent Payment Obligation. Upon the satisfaction in full of the obligations set forth in this Section 1.5(k) (the “Liquidated Damages Obligations”), the Contingent Payment Obligations shall be extinguished. The Company acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Holders by reason of the failure by the Company to perform its obligations hereunder and that the Liquidated Damages Obligations are reasonable estimates of the damages, which the Holders will suffer or incur as a result of the event giving rise to the payment of the Liquidated Damages Obligations, and are not penalties. The Company irrevocably waives any right it may have to raise as a defense that any such liquidated damages are excessive, punitive or otherwise unenforceable.

(l)	Upon written request, at its sole expense the Company shall make this Agreement available to the Holders until the expiration of this Agreement and the CVRs pursuant to Section 5.13.

1.6

No Voting, Dividends or Interest; No Equity or Ownership Interest. Nothing contained in this Agreement shall be construed as conferring upon the Holder (solely in its capacity as the holder of CVRs) the right to vote or to receive distributions or to consent or to receive notice as a stockholder of the Company in respect of any meeting of stockholders of the Company for the election of directors of the Company or of any other matter, or any rights whatsoever as a stockholder of the Company. CVRs shall not represent any equity or ownership interest in the Company or any of its affiliates.

1.7

Ability to Abandon CVRs. A Holder may at any time, at such Holder’s sole option, abandon any or all of such Holder’s remaining rights in a CVR by transferring such CVR to the Company or its Affiliates without consideration therefor. Nothing in this Agreement shall prohibit the Company or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by the Company or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding, with prompt written notification by the Company to the Agent of such transfer and cancellation.

1.8

Trust Indenture Act. The CVRs issued hereunder shall not constitute (i) a note, bond, debenture, evidence of indebtedness; (ii) a certificate of interest or participation in any such note, bond, debenture, or evidence of indebtedness; or (iii) a temporary certificate for, or guarantee of, any such note, bond, debenture, evidence of indebtedness, or certificate, in each of clauses (i), (ii) and (iii) hereof, as such terms are referenced in the TIA, and shall be exempt from the qualification provisions of the TIA.

1.9

No Fractional Shares. The Company shall not be required to issue fractions of New Common Interests under this Agreement. If any fraction of a share of a New Common Interest would be issuable hereunder, such share shall be rounded to the next higher whole number.

ARTICLE II

THE AGENT

2.1	Certain Duties and Responsibilities of the Agent.

(a)

The Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent such liability arises as a result of its gross negligence, bad faith, willful misconduct or fraud (each as determined by a court of competent jurisdiction in a final and non-appealable judgment). Notwithstanding anything contained herein to the contrary, the Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Agent is being sought.

(b)

The Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense or liability, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company. All rights of action of any or all Holders under this Agreement may be enforced by the Agent, including, to the extent permitted by this Agreement, pursuant to a direction by the Majority Holders, and any action, suit or proceeding instituted by the Agent shall be brought in its name as the Agent and any recovery in connection therewith shall be for the proportionate benefit of all the Holders, as their respective rights or interests may appear. The Holders, acting by the written consent of the Majority Holders, may direct in writing the Agent to act on behalf of the Holders in enforcing any of their rights hereunder. Notwithstanding anything to the contrary herein, the Agent shall be under no duty or obligation to institute any action, suit or proceeding, or to take any other action likely to result in the incurrence of expenses by the Agent; provided that, in the event that the Agent elects to institute any action, suit or proceeding, or to take any other action directed by the Holders, the Majority Holders (on behalf of all Holders) shall furnish the Agent with reasonable security and indemnity for any costs and expenses that may be incurred pursuant to an agreement in form and substance reasonably satisfactory to the Agent and shall reimburse the Agent for any such costs and expenses upon demand by the Agent.

2.2	Certain Rights of the Agent.

(a)

The Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent.

(b)

The Agent shall be authorized and protected and shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted to be taken by it in reliance on any written notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it in the absence of bad faith to be genuine and to have been signed, sent or presented by the proper party or parties. The Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

(c)

The Agent may engage and consult with counsel, investment banking advisors, accountants or other professionals of its reasonable selection, and the advice or opinion of such outside counsel, investment banking advisors, accountants or other professionals shall be full and complete authorization and protection to the Agent, and the Agent shall be held harmless by the Company in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in reliance thereon.

(d)	Any permissive rights of the Agent hereunder shall not be construed as a duty.

(e)	The Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of such powers.

(f)

The Company agrees to indemnify the Agent for, and to hold the Agent harmless from and against, any loss, liability, damage, claim, judgment, fine, cost, penalty, demands, suits or expense (“Loss”) (whether asserted by the Company, any Holder or any third party) suffered or incurred by the Agent arising out of or in connection with the Agent’s performance of its obligations under this Agreement, including, without limitation, the reasonable costs and expenses of defending the Agent against any claim, charge, demand, action, suit or loss arising out of or in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder, except to the extent such Loss has been determined by a final non-appealable decision of a court of competent jurisdiction to have resulted from the Agent’s gross negligence, bad faith, willful misconduct or fraud. The Company’s obligations under this Section 2.2(f) to indemnify the Agent shall survive the expiration of the CVRs and the termination of this Agreement and the resignation, replacement or removal of the Agent.

(g)

In addition to the indemnification provided under Section 2.2(f), but without duplication, the Company agrees to (i) pay the fees of the Agent in connection with the Agent’s performance of its obligations hereunder, as agreed upon in writing by the Agent and the Company on or prior to the date of this Agreement (the “Fee Schedule”), and (ii) without limiting the foregoing (i), reimburse the Agent for all reasonable and documented out-of-pocket expenses, including all Taxes thereon (other than income, receipt, franchise or similar Taxes) and charges of any Governmental Authority, incurred by the Agent in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including any stamp and transfer Taxes. The Company’s obligations under this Section 2.2(g) to compensate the Agent shall survive the expiration of the CVRs and the termination of this Agreement and the resignation, replacement or removal of the Agent.

(h)

None of the provisions of this Agreement shall require the Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(i)

Anything in this Agreement to the contrary notwithstanding, in no event shall the Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)

Whenever the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Agent, and the Agent shall, in the absence of bad faith on its part, incur no liability and be held harmless by the Company for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(k)

The Agent shall have no liability and shall be held harmless by the Company in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Agent and the enforceability of this Agreement against the Agent assuming the due execution and delivery hereof by the Company), nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement.

(l)

The Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Agent will not be liable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or the Holders resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

(m)

The Agent shall not be liable for or by reason of, and shall be held harmless by the Company with respect to any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(n)

The Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties).

(o)

In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemic, pandemic, disease, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other causes, in each case, reasonably beyond its control; it being understood that the Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(p)

In the event the Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Agent hereunder, or is for any reasonably justifiable reason unsure as to what action to take hereunder, the Agent shall notify the Company in writing as soon as practicable, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other Person for refraining from taking such action, unless the Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Agent.

(q)

The Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the Fee Schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

(r)

The Agent shall act hereunder solely as agent for the Company and shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the CVRs. For the avoidance of doubt, the Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holders with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(s)

Subject to applicable Law, (i) the Agent and any shareholder, Affiliate, director, officer or employee of the Agent may buy, sell or deal in any securities of the Company or become peculiarly interested in any transaction in which such parties may be interested, or contract with or lend money to such parties or otherwise act as fully and freely as though it were not the Agent under this Agreement, and (ii) nothing herein will preclude the Agent from acting in any other capacity for the Company or for any other Person.

(t)

Computershare shall hold all funds received under this Agreement as Agent in accordance with the terms of this Agreement in a bank account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more selected by Computershare and as approved by the Company and listed in Annex D attached hereto. The Company shall have no responsibility or liability for any diminution of such funds that may result from any deposit made by Computershare in accordance with this paragraph, except for any loss of such funds as a result of a default by the bank where such funds are held. Computershare may from time to time receive interest and other earnings in connection with such deposits. The Agent shall not be obligated to pay such interest or earnings to the Company, any Holder or any other party.

2.3

Compliance Certificates and Opinions. Upon any application or request by the Company to the Agent to take or refrain from taking any action under any provision of this Agreement, the Company shall furnish to the Agent an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Agreement (including any covenant compliance that constitutes a condition precedent, if any) relating to the proposed action have been complied with and, if requested by the Agent, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished. Notwithstanding the foregoing, and in accordance with the Plan as confirmed by the Bankruptcy Court, in the event the Company elects to issue New Common Interests pursuant to the terms of this Agreement, no opinion shall be required from the Company in connection with such issuance of New Common Interests with respect to whether the New Common Interests are exempt from registration, are eligible for DTC book-entry delivery, settlement and depositary services, or validly issued, fully paid, and non-assessable.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(a)	a statement that each individual signing such certificate or opinion has read such covenant or condition;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)

a statement that, in the opinion of each such individual or such firm, such individual or firm has made such examination or investigation as is necessary to enable such individual or firm to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

2.4	Resignation and Removal; Appointment of Successor.

(a)

The Agent may resign at any time by giving written notice thereof to the Company and the Holders specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) calendar days prior to the date so specified.

(b)

The Company and the Majority Holders shall each have the right to remove the Agent at any time by specifying a date when such removal shall take effect. Written notice of such removal shall be given by the Company or the Majority Holders to the Agent, as applicable, which notice shall be sent at least thirty (30) calendar days prior to the date so specified.

(c)

If the Agent shall resign, become incapable of acting or is removed by the Company or the Majority Holders, the Company shall promptly appoint a qualified successor Agent, provided, that, the Majority Holders may notify the Company of their preference of qualified successor Agent hereunder and the Company shall reasonably take such preference into account in its selection. The successor Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 2.4(c) and Section 2.5, become the Agent for all purposes hereunder. Notwithstanding the foregoing, if the Company and the Majority Holders fail to make such appointment within a period of thirty (30) days after giving notice to the Agent of such removal or after they have been notified in writing of such resignation or incapacity by the resigning or incapacitated Agent, then any Holder may apply to any court of competent jurisdiction for the appointment of a successor Agent.

(d)

The Company shall give notice of each resignation or removal of the Agent and each appointment of a successor Agent through the facilities of DTC in accordance with DTC’s procedures and/or by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Agent. If the Company fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Agent, the successor Agent shall cause the notice to be mailed at the expense of the Company. Failure to give any notice provided for in this Section 2.4 shall not affect the legality or validity of the resignation or removal of the Agent or the appointment of the successor Agent, as the case may be.

(e)

The Agent will cooperate with the Company and any successor Agent in connection with the transition of the duties and responsibilities of the Agent to the successor Agent, including transferring the CVR Register to the successor Agent; provided that, the predecessor Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing.

(f)

Any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any Person succeeding to the corporate trust business of the Agent shall be the successor of the Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. The Agent shall give notice to the Company promptly upon the occurrence of such transaction as described in this Section 2.4(f).

2.5

Acceptance of Appointment by Successor. Every successor Agent appointed hereunder shall, at or prior to such appointment, execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Agent; provided that upon the request of the Company or the successor Agent, such resigning or removed Agent shall execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of such resigning or removed Agent.

ARTICLE III

AMENDMENTS

3.1	Amendments Without Consent of Holders.

(a)

The Company, at any time or from time to time, may unilaterally enter into one or more amendments hereto for any of the following purposes, without the consent of any of the Holders, so long as, in the cases of clauses (ii) through (iv) hereof, such amendments do not, individually or in the aggregate, adversely affect the interests of the Holders:

(i)

to evidence the appointment of another Person as a successor Agent and the assumption by any successor Agent of the covenants and obligations of the Agent hereof in accordance with the provisions of this Agreement;

(ii)	to add to any covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall determine to be for the protection of the Holders;

(iii)

to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;

(iv)	as may be necessary or appropriate to ensure that CVRs are not subject to registration under the Securities Act or the Exchange Act;

(v)	to evidence the assignment of this Agreement by the Company as provided in Section 4.4; or

(vi)	any other amendment hereto which would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Agreement of any such Holder or the Agent.

(b)

Promptly after the execution by the Company and the Agent of any amendment pursuant to the provisions of this Section 3.1, the Company shall send (or cause the Agent to send) a notice thereof through the facilities of DTC in accordance with DTC’s procedures and/or by first class mail to the Holders at their addresses as set forth on the CVR Register, setting forth in general terms the substance of such amendment.

3.2	Amendments with Consent of Holders.

(a)

In addition to any amendments to this Agreement that may be made by the Company without the consent of any Holder pursuant to Section 3.1, with the consent of the Majority Holders and the Agent, which consent shall not be unreasonably withheld, conditioned or delayed, whether evidenced in writing or taken at a meeting of the Holders, the Company and the Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement; provided that no amendment shall decrease the aggregate Payment Amount with respect to any Testing Date or amend Sections 1.5(a)-(c) or this Section 3.2(a) without the consent of each Holder.

(b)

Promptly after the execution by the Company and the Agent of any amendment pursuant to the provisions of this Section 3.2 (but prior to the effectiveness of such amendment), the Company shall send (or cause the Agent to send) (at the Company’s sole expense) a notice thereof (i) in the case of Global CVRs, through the facilities of DTC in accordance with DTC’s procedures and (ii) in the case of Book-Entry CVRs held on the CVR Register, to each Holder on their address as set out in the CVR Register, in each case, setting forth in general terms the substance of such amendment. Any amendment to this Agreement made pursuant to this Section 3.2 shall become effective ten (10) Business Days following the mailing of such notice.

3.3

Execution of Amendments. Each amendment to this Agreement shall be evidenced by a writing signed by the Agent and the Company. Upon the delivery of an Officer’s Certificate which states that the proposed supplement or amendment is in compliance with the terms of this Section 3 and provided that such supplement or amendment does not adversely affect the Agent’s rights, duties, liabilities, immunities or obligations hereunder, the Agent shall execute such supplement or amendment. Subject to compliance with this Section 3, the Agent may, but is not obligated to, enter into any such amendment that adversely affects the Agent’s own rights, protections, powers, trusts, privileges, covenants, indemnities or duties under this Agreement or otherwise.

3.4

Effect of Amendments. Upon the execution of any amendment under this ARTICLE III, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE IV

MISCELLANEOUS

4.1

Notices to Agent and the Company. All notices and other communications under this Agreement shall be in writing (including by electronic transmission) and shall be deemed to have been duly delivered and received when delivered by hand, or when sent if delivered to a recognized courier or deposited in the mail, first class and postage prepaid and, in the case of notice or demand made by the Agent or by any Holder to or on the Company, immediately upon confirmation of transmission of electronic mail, where such notice is given by electronic mail, in each case to the intended recipient as set forth below:

(i)	if to the Company, to:

Core Scientific, Inc.

838 Walker Road Suite 21-2105

Dover, DE 19904

Attention: Legal

E-mail: legal@corescientific.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Merritt S. Johnson

Telephone: (212) 310-8280

E-mail: merritt.johnson@weil.com

(ii)	if to the Agent, to:

Computershare Trust Company, N.A.,

Computershare Inc.

150 Royall Street

Canton, MA 02021

Attention: Client Services

4.2

Notice to Holders. All notices, requests and communications required to be given to the Holders shall be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted through the facilities of DTC in accordance with DTC’s procedures and/or mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address set forth in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to the Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

4.3

Entire Agreement. This Agreement and the Plan represent the entire understanding of the Company and the Holders with reference to the CVRs, and this Agreement supersedes any and all other oral or written agreements hereto made with respect to the CVRs. As between the Agent and the Company, this Agreement (including any schedules, annexes and exhibits hereto and the documents and instruments referred to herein) contain the entire understanding of the parties hereto with reference to the CVRs and matters contemplated hereby and supersedes all prior agreements, written or oral, among the parties with respect thereto.

4.4

Successors and Assigns. The Company may assign, in its sole discretion and without the consent of any other party or Holder, any or all of its rights, interests and obligations hereunder to one or more its Affiliates (that are wholly owned direct or indirect subsidiaries of the Company) (each, an “Assignee”) and any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party or Holder, any or all of its rights, interests and obligations set forth hereunder to one or more additional Assignees; provided, however, that in connection with any assignment to an Assignee, the Company shall agree to remain liable for the performance such Assignee of its obligations hereunder. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties to this Agreement and the Holders and their respective permitted successors and permitted assigns. The Agent may not assign this Agreement without the Company’s consent. This Agreement shall not restrict the Company’s or any successor’s ability to merge or consolidate or enter into or consummate any Change of Control; provided that in the event of a Change of Control, (i) the Company shall cause the surviving entity to assume the Company’s obligations, duties and covenants under this Agreement, (ii) the surviving entity shall be entitled to elect to make the Second Anniversary Payment Amount and/or Third Anniversary Payment Amount, as applicable, in common equity securities of the surviving entity (subject to adjustments in connection with any stock split, reverse stock split, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange, non-cash dividend or similar event in connection therewith or with the New Common Interests) (the “Surviving Entity Equity Securities”), in lieu of New Common Interests, only if such Surviving Entity Equity Securities are listed on a principal U.S. national securities exchange, and (iii) the provisions of this Agreement in connection with New Common Interests shall apply in the same manner and to the same extent to such Surviving Equity Securities. Any attempted assignment of this Agreement or any of such rights in violation of this Section 4.4 shall be void ab initio and of no effect.

4.5

Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person (other than the parties to this Agreement, the Holders and their permitted successors and permitted assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties to this Agreement, the Holders and their permitted successors and permitted assigns.

4.6

Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, regardless of any provision of law or rule that might otherwise govern under applicable principles of conflicts of law thereof.

4.7

Consent to Jurisdiction; Service of Process; Venue. Subject to Section 1.5(g), each of the parties to this Agreement and the Holders (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 4.1 or in such other manner as may be permitted by applicable Law, but nothing in this Section 4.7 shall affect the right of any parties to this Agreement and the Holders to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive jurisdiction of the Chosen Courts in the event any dispute or controversy arises out of this Agreement or the transactions contemplated in this Agreement, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (d) agrees that any Legal Proceedings arising in connection with this Agreement or the transactions contemplated in this Agreement shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of parties to this Agreement and the Holders agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

4.8

WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT AND THE HOLDERS ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY TO THIS AGREEMENT AND HOLDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT AND HOLDER ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THIS AGREEMENT OR ANY HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8.

4.9

Further Assurances. Subject to the provisions of this Agreement, the parties to this Agreement and the Holders will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other parties to this Agreement and the Holders may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

4.10

Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties to this Agreement and the

Holders. The parties to this Agreement and the Holders further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision; provided, however, that if such excluded provision shall materially and adversely affect the rights, immunities, liabilities, duties or obligations of the Agent, the Agent shall be entitled to resign immediately upon written notice to the Company.

4.11	Headings. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.12

Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to the other parties to this Agreement and the Holders, it being understood that all parties to this Agreement need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or.pdf .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to this Agreement or Holder may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party to this Agreement and Holder forever waives any such defense, except to the extent such defense relates to lack of authenticity. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, including without limitation, digital signature provided by DocuSign, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Agent, including without limitation the risk of Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

4.13

Expiration. This Agreement and the CVRs shall expire and be of no force or effect, and the parties to this Agreement and the Holders shall have no liability hereunder (other than to the extent of any obligations which expressly survive or provide for performance following expiration), ten (10) calendar days after payment of any Payment Amount with respect to the Third Testing Date, or, if the Dispute Resolution Procedures are conducted, ten (10) calendar days following the conclusion of all procedures thereunder. Notwithstanding the foregoing, no such expiration shall affect any rights or obligations accrued prior to the effective date of such expiration.

4.14

Legal Holidays. In the event that the day on which any Payment Amount is due shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs shall be made on the next succeeding Business Day with the same force and effect as if made on the last day on which such Payment Amount is due.

4.15

Interpretation. When a reference is made in this Agreement to an Article, Annex or Section, such reference shall be to an Article, Annex or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant of this Agreement unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

References to a Person are also to its permitted successors and permitted assigns. References to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. References from or through any date means, unless otherwise specified, from and including or through and including, respectively. The symbol “$” refers to United States Dollars.

4.16

No Fiduciary Obligations. Each of the Company and the Agent acknowledges and agrees that the other party, its Affiliates and their respective officers, directors and controlling Persons do not owe any fiduciary duties to the first party or any of its respective Affiliates, officers, directors or controlling Persons. The only obligations of the Company and the Agent to each other and their Affiliates and their respective officers, directors and controlling Persons arising out of this Agreement are the contractual obligations expressly set forth in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

CORE SCIENTIFIC, INC.

By:	/s/ Todd M. DuChene
Name:	Todd M. DuChene
Title:	Chief Legal Officer, Chief Administrative Officer and Secretary

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A. as Agent

On behalf of both entities:

By:	/s/ Collin Ekeogu
Name:	Collin Ekeogu
Title:	Manager, Corporate Actions

[Signature Page to Contingent Value Rights Agreement]

ANNEX A

CERTAIN DEFINED TERMS

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with, such first Person.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, restructuring, examinership or similar debtor relief laws.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law or other governmental action to be closed, or are in fact closed, in New York, New York.

“Change of Control” means (i) a sale or other disposition of all or substantially all of the assets of the Company on a consolidated basis (other than to any direct or indirect wholly owned subsidiary of the Company), (ii) a merger or consolidation involving the Company in which it is not the surviving entity, and (iii) any other transaction involving the Company in which it is the surviving entity but in which the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the surviving entity’s voting power immediately after the transaction, other than (x) the issuance of New Common Interests pursuant to (1) the exercise of the Company’s Warrants, (2) the conversion of the Convertible Notes into New Common Interests, or (3) the CVRs, and (y) any bona fide equity financing transaction solely related to the continued financing of the operations of the Company and its subsidiaries.

“Chosen Courts” means the courts of the State of New York and any federal courts located in such state (and appellate courts thereof).

“Company Bankruptcy Event” means an Insolvency Proceeding is commenced by the Company or any Guarantor; the Company or any Guarantor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial real or personal property of or to operate any of the business of the Company or any Guarantor; or an Insolvency Proceeding is commenced against the Company or any Guarantor, and the Company or such Guarantor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Company or such Guarantor, the petition is not dismissed within 60 days after filing, or an order for relief approving such Insolvency Proceeding is entered in the proceeding

“Convertible Notes” means the 10.00%/12.00% Cash/Cash-and-Payment in Stock Convertible Secured Notes due 2029, in the aggregate principal amount of $260,000,000, issued pursuant to the Convertible Notes Indenture. For the avoidance of doubt, no Additional Notes (as defined in the Convertible Notes Indenture) shall be included in the definition of Convertible Notes for purposes of this Agreement.

“Convertible Notes Indenture” means that certain convertible notes indenture, dated as of the Effective Date, among the Company as issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as may be amended or modified from time to time.

“Corresponding New Common Interests” means 51,783,625 New Common Interests (subject to adjustments in connection with any stock split, reverse stock split, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange, non-cash dividend or similar event in connection with the New Common Interests).

“CVR(s)” means the rights of a Holder to receive contingent payments in the form of cash and/or New Common Interests, as applicable, pursuant to this Agreement and the Plan.

“Depositary” means, with respect to the Global CVRs, DTC and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to this Agreement.

“Dispute Resolution Procedures” means, collectively, the procedures set forth in Sections 1.5(f) and 1.5(g) hereof.

“DTC” means The Depository Trust Company or any successor entity thereto.

“Effective Date” means January 23, 2024.

“Fair Market Value” of the Corresponding New Common Interests means the following:

i.

As it relates to the First Testing Date, the product of (i) the VWAP of a single New Common Interest in the consecutive sixty (60) calendar day period immediately prior to the First Testing Date multiplied by (ii) the Corresponding New Common Interests as of the First Testing Date;

ii.

As it relates to the Second Testing Date, the product of (i) the VWAP of a single New Common Interest in the consecutive sixty (60) calendar day period immediately prior to the Second Testing Date multiplied by (ii) the Corresponding New Common Interests as of the Second Testing Date; and

iii.

As it relates to the Third Testing Date, the product of (i) the VWAP of a single New Common Interest in the consecutive sixty (60) calendar day period immediately prior to the Third Testing Date multiplied by (ii) the Corresponding New Common Interests as of the Third Testing Date.

“Governmental Authority” means any government, any governmental or regulatory entity or body, department, commission, board, agency, instrumentality, legislature, taxing authority, political subdivision, bureau, official and any self-regulatory organization and any court, tribunal, judicial body, arbitrator or arbitration panel, in each case whether federal, state, county, provincial, and whether local, foreign or multinational.

“Guarantor” has the meaning ascribed thereto under the Convertible Notes Indenture.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

“Insolvency Proceeding” means any case or proceeding commenced by or against a Person under any state, federal or foreign law, rule or regulation for, or any agreement of such Person to any or a combination of the following: (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment or reorganization law (including any moratorium or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally); (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or all or substantially all of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Law” means any and all applicable federal, state, local, municipal, foreign, multinational or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling, order or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by law under the authority of any Governmental Authority.

“Legal Proceeding” means any civil, criminal or administrative actions, demands, countersuits, proceedings suits, claims, charges, arbitrations, oppositions, investigations, reexaminations, lawsuits, litigations or other proceedings brought by or pending before any Governmental Authority.

“Majority Holders” means, as of any time of determination, Holders of not less than a majority of the outstanding CVRs.

“Majority of Objecting Holders” means, as of any time of determination, the Holders of the majority of the CVRs held by the Objecting Holders.

“New Common Interests” means common stock, par value $0.0001, of the Company to be issued (a) on the Effective Date or thereafter under the Plan or (b) as otherwise permitted pursuant to the Plan.

“Officer’s Certificate” means an officer’s certificate of the Company, signed by the Company’s Chief Executive Officer, Chief Financial Officer or other authorized officer, acceptable to the Agent.

“Opinion of Counsel” means written opinion from legal counsel acceptable to the Agent. The counsel may be external counsel or in-house counsel to the Company.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Person” means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

“Relevant Stock Exchange” means the principal U.S. national securities exchange on which the New Common Interests (or such other security) are then listed; provided that, prior to the First Testing Date, the Company shall inform the Calculation Agent of the Relevant Stock Exchange on which the New Common Interests are then listed, and thereafter until the termination of this Agreement, the Company shall promptly inform the Calculation Agent of any change to the Relevant Stock Exchange.

“Requisite New Common Interests Payment Documentation” means the following: (i) a copy of an irrevocable instruction by the Company to the Transfer Agent (or other agent performing similar services for the Company) to issue to the applicable Holders the requisite number of New Common Interests in connection with the corresponding Payment Amount in the form appended hereto as Exhibit C; (ii) a copy of written confirmation from the Transfer Agent (or other agent performing similar services for the Company) that the issuance of the aforementioned New Common Interests to the applicable Holders has been completed; and (iii) an Officer’s Certificate addressed to the Agent, certifying that the aforementioned New Common Interests have been issued to the applicable Holders in connection with the corresponding Payment Amount (with respect to a Second Anniversary Payment Amount and Third Anniversary Payment Amount, also setting forth what portion, if any, of such Payment Amount was in cash).

“Tax” means all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of a similar nature, however denominated, imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trading Day” means a day on which: (1) trading in the New Common Interests (or other security for which a VWAP must be determined) generally occurs on the Relevant Stock Exchange or, if the New Common Interests (or such other security) is not then listed on a Relevant Stock Exchange, on the principal other market on which the New Common Interests (or such other security) is then traded; and (2) a VWAP for the New Common Interests (or other security for which a VWAP must be determined) is available on such securities exchange or market; provided that if the New common Interests (or other security for which a VWAP must be determined) is not so listed or traded, “Trading Day” means a Business Day. In the case of (1), if the New Common Interests (or other security for which a VWAP must be determined) are not then listed on a Relevant Stock Exchange, the Company shall promptly inform the Calculation Agent of any such change.

“Transfer Agent” means a transfer agent for the Company’s New Common Interests, as may be from time to time appointed by the Company.

“VWAP” means for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “[CORZ]<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one New Common Interest on such Trading Day, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the primary trading session trading hours. As of the date hereof, the ticker symbol of the Company is “CORZ”, and following the date hereof, the Company shall promptly inform the Calculation Agent of any change to the ticker symbol of the Company.

“Warrants” means the warrants issued pursuant to the warrant agreement, dated as of the Effective Date, among the Company, Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent.

ANNEX B

CERTAIN TERMS

1.	Registration of Transfers and Exchanges.

a.

Transfer and Exchange of Global CVRs or Beneficial Interests Therein. The transfer and exchange of Global CVRs or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

b.	Exchange of a Beneficial Interest in a Global CVR for a Book-Entry CVR.

i.

Any Holder of a beneficial interest in a Global CVR may, upon request, exchange such beneficial interest for a Book-Entry CVR. Upon receipt by the Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any Person having a beneficial interest in a Global CVR, the Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Agent, the number of CVRs represented by the Global CVR to be reduced by the number of CVRs to be represented by the Book-Entry CVRs to be issued in exchange for the beneficial interest of such Person in the Global CVR and, following such reduction, the Agent shall register in the name of the Holder a Book-Entry CVR and deliver to said Holder a statement, as issued by the Agent from time to time to the registered holder of Book-Entry CVRs reflecting such book-entry position (a “CVR Statement”).

ii.

Book-Entry CVRs issued in exchange for a beneficial interest in a Global CVR pursuant to this Section 1 shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Agent. The Agent shall deliver such CVR Statements to the Persons in whose names such Book-Entry CVRs are so registered.

c.

Transfer and Exchange of Book-Entry CVRs. Book-Entry CVRs surrendered for exchange or for registration of transfer pursuant to this Section 1(c) or Section 1(i)(iv), shall be cancelled by the Agent. Such cancelled Book-Entry CVRs shall then be disposed of by or at the direction of the Company in accordance with applicable law. When Book-Entry CVRs are presented to or deposited with the Agent with a written request:

i.	to register the transfer of the Book-Entry CVRs; or

ii.	to exchange such Book-Entry CVRs for an equal number of Book-Entry CVRs of other authorized denominations;

then in each case the Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Agent has received a written instruction of transfer in a form satisfactory to the Agent, duly executed by the Holder thereof or by their attorney, duly authorized in writing.

d.

Restrictions on Exchange or Transfer of a Book-Entry CVR for a Beneficial Interest in a Global CVR. A Book-Entry CVR may not be exchanged for a beneficial interest in a Global CVR except upon satisfaction of the requirements set forth below. Upon receipt by the Agent of appropriate instruments of transfer with respect to a Book-Entry CVR, in a form satisfactory to the Agent, together with written instructions directing the Agent to make, or to direct the Depositary to make, an endorsement on the Global CVR to reflect an increase in the number of CVRs represented by the Global CVR equal to the number of CVRs represented by such Book-Entry CVR (such instruments of transfer and instructions to be duly executed by the holder thereof or the duly appointed legal representative thereof or by his attorney, duly authorized in writing, such signatures to be guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (in each case, a “Signature Guarantee”), then the Agent shall cancel such Book-Entry CVR on the CVR Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Agent, the number of CVRs represented by the Global CVR to be increased accordingly. If no Global CVRs are then outstanding, the Company shall issue and the Agent shall countersign by either manual, facsimile or other electronic signature a new Global CVR representing the appropriate number of CVRs.

e.

Restrictions on Exchange or Transfer of Global CVRs. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 1(f)), unless and until it is exchanged in whole for a Book-Entry CVR, a Global CVR may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

f.

Book-Entry CVRs. If at any time, the Depositary for the Global CVR notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global CVR and a successor Depositary for the Global CVR is not appointed by the Company within ninety (90) days after delivery of such notice, then the Agent, upon written instructions signed by an Appropriate Officer of the Company and all other necessary information, shall register Book-Entry CVRs, in an aggregate number equal to the number of CVRs represented by the Global CVRs, in exchange for such Global CVRs, in such names and in such amounts as directed by the Depositary or, in the absence of instructions from the Depositary, the Company.

g.

Restrictions on Transfers of CVRs. No CVRs shall be sold, exchanged or otherwise transferred in violation of the Securities Act or applicable state securities laws. Each Holder, by its acceptance of any CVR under this Agreement, acknowledges and agrees that the CVRs (including any New Common Interests issued at the Company’s discretion pursuant to this Agreement) were issued pursuant to an exemption from the registration requirement of Section 5 of the Securities Act provided by Section 1145 of the Bankruptcy Code, and to the extent that a Holder is an “underwriter” as defined in Section 1145(b)(1) of the Bankruptcy Code, such Holder may not be able to sell or transfer any New Common Interests in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder.

h.

Cancellation of Global CVR Certificate. At such time as all beneficial interests in Global CVRs have either been exchanged for Book-Entry CVRs, redeemed, repurchased or cancelled, all Global CVRs shall be returned to, or retained and cancelled by, the Agent, upon written instructions from the Company satisfactory to the Agent.

i.	Obligations with Respect to Transfers and Exchanges of CVRs.

i.

To permit registrations of transfers and exchanges, the Company shall execute Global CVRs, if applicable, and the Agent is hereby authorized, in accordance with the provisions of this Section 1, to countersign by either manual, facsimile or other electronic signature such Global CVRs, if applicable, or register Book-Entry CVRs, if applicable, as required pursuant to the provisions of this Section 1.

ii.

All Book-Entry CVRs and Global CVRs issued upon any registration of transfer or exchange of Book-Entry CVR or Global CVRs shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry CVRs or Global CVRs surrendered upon such registration of transfer or exchange.

iii.

So long as the Depositary, or its nominee, is the registered owner of a Global CVR, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the CVRs represented by such Global CVRs for all purposes under this Agreement. Except as provided in Sections 1(b) and 1(f) upon the exchange of a beneficial interest in a Global CVRs for Book-Entry CVRs, owners of beneficial interests in a Global CVRs will not be entitled to have any CVRs registered in their names, and will under no circumstances be entitled to receive physical delivery of any such CVRs and will not be considered the owners or Holders thereof under the CVRs or this Agreement. Neither the Company nor the Agent, in its capacity as registrar for such CVRs, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global CVRs or for maintaining, supervising or reviewing any records relating to such beneficial interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair the operations of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in a Global CVRs.

iv.

Subject to Sections 1(b), 1(c) and 1(d) hereof, and this Section 1(i), the Agent shall, upon receipt of all information required to be delivered hereunder and any evidence of authority that may be reasonably required by the Agent, from time to time register the transfer of any outstanding CVRs in the CVR Register, upon surrender of Global CVRs, if applicable, representing such CVRs at the office of the Agent, duly endorsed, and accompanied by a completed form of assignment, duly signed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and accompanied by a Signature Guarantee. Upon any such registration of transfer, a new Global CVR or a CVR Statement, as the case may be, shall be issued to the transferee.

2.	Execution of Global CVRs.

a.

Global CVRs shall be signed on behalf of the Company by its Chief Executive Officer, its Chief Financial Officer, its President, its General Counsel, a Vice President, its Secretary, an Assistant Secretary or any other authorized person appointed by the board of directors (the “Board of Directors”) of the Company from time to time (each, an “Appropriate Officer”). Each such signature upon the Global CVRs may be in the form of a facsimile or electronic signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global CVRs and for that purpose the Company may adopt and use the facsimile or electronic signature of any Appropriate Officer.

b.

If any Appropriate Officer who shall have signed any of the Global CVRs shall cease to be an Appropriate Officer before the Global CVRs so signed shall have been countersigned by the Agent or disposed of by the Company, such Global CVRs nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be an Appropriate Officer of the Company, and any Global CVRs may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Global CVRs, shall be an Appropriate Officer, although at the date of the execution of this Agreement such Person was not an Appropriate Officer. Global CVRs shall be dated the date of countersignature by the Agent and shall represent one or more whole CVRs.

ANNEX C

FORM OF GLOBAL CVR

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE CONTINGENT VALUE RIGHTS AGREEMENT (THE “CVR AGREEMENT”) HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CVR AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CVR AGREEMENT.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DIRECT REGISTRATION FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CORE SCIENTIFIC, INC.

No.	Certificate for	Contingent Value Rights
CUSIP 21874A 122	[________]

This certifies that __________, or registered assigns (the “Holder”), is the registered holder of the number of Contingent Value Rights (“CVRs”) set forth above. Each CVR entitles the Holder, subject to the provisions contained herein and in the CVR Agreement referred to on the reverse hereof, to payments from Core Scientific, Inc. a Delaware corporation (the “Company”), in an amount and in the form determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the CVR Agreement referred to on the reverse hereof. Such payments shall be made by the Company in accordance with the terms of the CVR Agreement.

Payment of any amounts pursuant to this CVR certificate shall be made only to the Holder (as defined in the CVR Agreement) of this CVR certificate. Such payment shall be made at the office or agency maintained by the Company for such purpose; provided, however, that the Company may pay such amounts by wire transfer or check payable in such money or in New Common Interests, as defined in and in accordance with the terms of the CVR Agreement. Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company have been initially appointed as the Agent.

Reference is hereby made to the further provisions of this CVR certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Agent referred to on the reverse hereof by manual signature, this CVR certificate shall not be entitled to any benefit under the CVR Agreement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [     ]

By:
Name:
Title:

[Form of Reverse of CVR certificate]

1. This CVR certificate is issued under and in accordance with the Contingent Value Rights Agreement, dated as of January 23, 2024 (the “CVR Agreement”), between the Company and Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, as agent (the “Agent,” which term includes any successor Agent under the CVR Agreement), and is subject to the terms and provisions contained in the CVR Agreement, to all of which terms and provisions the Holder of this CVR certificate consents by acceptance hereof. The CVR Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the CVR Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Agent and the Holders of the CVRs. All capitalized terms used in this CVR certificate without definition shall have the respective meanings ascribed to them in the CVR Agreement. Copies of the CVR Agreement can be obtained by contacting the Agent.

2. Contingent payments pursuant to CVRs shall be made, to the extent payable, to the Holders after each of the First Testing Date, the Second Testing Date and the Third Testing Date, in accordance with and pursuant to Section 1.5 of the CVR Agreement.

3. In the event of any conflict between this CVR certificate and the CVR Agreement, the CVR Agreement shall govern and prevail.

4. The First Anniversary Payment Amount, if any, subject to the Dispute Resolution Procedures, shall be payable by the Company in cash. Each of the Second Anniversary Payment Amount and Third Anniversary Payment Amount, if any, subject to the Dispute Resolution Procedures, shall be payable by the Company in cash and/or New Common Interests, or a combination of the foregoing, in the Company’s sole discretion, as set forth in the CVR Agreement. Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company have been initially appointed as Agent.

5. Holders may dispute the Payment Amount as set forth in Section 1.5 of the CVR Agreement.

6. The CVR Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of CVRs under the CVR Agreement by the Company with the consent of the Majority Holders.

7. No reference herein to the CVR Agreement and no provision of this CVR certificate or of the CVR Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any Payment Amounts determined pursuant to the terms hereof and of the CVR Agreement at the times, place and amount, and in the manner, prescribed herein and in the CVR Agreement.

9. As provided in the CVR Agreement and subject to certain limitations therein set forth, the transfer of the CVRs represented by this CVR certificate is registrable on the CVR Register, upon surrender of this CVR certificate for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new CVR certificates or Book-Entry CVRs, for the same amount of CVRs, will be issued to the designated transferee or transferees. The Company hereby initially designates the office of Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company at 150 Royall Street, Canton, MA 02021 as the office for registration of transfer of this CVR certificate.

10. As provided in the CVR Agreement and subject to certain limitations therein set forth, this CVR certificate is exchangeable for one or more CVR certificates or Book-Entry CVRs representing the same number of CVRs as represented by this CVR certificate as requested by the Holder surrendering the same.

11. No service charge will be made for any registration of transfer or exchange of CVRs, but the Company and the Agent may require payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer taxes or other governmental charges imposed in connection with any registration of transfer or exchange.

12. Prior to the time of due presentment of this CVR certificate for registration of transfer, the Company, the Agent and any agent of the Company or the Agent may treat the Person in whose name this CVR certificate is registered as the owner hereof for all purposes, and neither the Company, the Agent nor any agent shall be affected by notice to the contrary.

13. Neither the Company nor the Agent has any duty or obligation to the holder of this CVR certificate, except as expressly set forth herein or in the CVR Agreement.

AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Global CVRs referred to in the within-mentioned CVR Agreement.

Computershare Inc., a Delaware corporation and its

affiliate, Computershare Trust Company, N.A., a federally

chartered trust company, as the Agent

On behalf of both entities:

Dated: [    ]

By:
Authorized Signatory

EXHIBIT A

[COMPANY LETTERHEAD]

Payment Triggering Event Notice

[DATE]

This Payment Triggering Event Notice is being delivered to you pursuant to Section 1.5(e) of the Contingent Value Rights Agreement, dated as of [__], by and between Core Scientific, Inc. and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively, as CVR agent (the “Agreement”), in connection with the following Testing Date: [DATE].

Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement.

Aggregate Payment Amount:___________________

Per-CVR Payment Amount: ____________________________

Calculation, in reasonable detail, of such aggregate Payment Amount and per-CVR Payment Amount: [__]

[(For Second Anniversary Payment and Third Anniversary Payment only):

Type of Payment Amount:    Cash (United States Dollars) ☐

                 New Common Interests ☐]

The number of New Common Interests subject to Payment Amount: __________________]

Objection deadline in connection with the information herein: _____________________________________

EXHIBIT B

Payment Amount Objection Notice

[DATE]

[Core Scientific, Inc.

838 Walker Road Suite 21-2105

Dover, DE 19904

Attention: Legal

Email: legal@corescientific.com]

This Payment Amount Objection Notice is being delivered to you pursuant to Section 1.5(f) of the Contingent Value Rights Agreement, dated as of [__], by and between Core Scientific, Inc. and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively, as CVR agent.

The undersigned, as beneficial owner(s) of CVRs in the amount specified below, hereby objects to the following terms of the Payment Triggering Event Notice delivered on [DATE] in connection with [__] Testing Date:

☐   Aggregate Payment Amount (including the calculation thereof)

☐   Per-CVR Payment Amount

☐   Number of New Common Interests to be paid in connection with Payment Amount

☐   Other: [__]

Description of Objection: [__]

Number of CVRs beneficially owned:

Name:

Signature:

Signature must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program

Title:

Street Address:

City, State and Zip Code:

EXHIBIT C

[COMPANY LETTERHEAD]

Instruction Letter to Transfer Agent

[DATE]

[Computershare Trust Company, N.A.,

Computershare Inc. as Agent

150 Royall Street

Canton, MA 02021

Attention: Client Services]

Re: Authorization Letter for Issuance of Common Shares

Reference is made to (i) that certain CVR Agreement, dated as of January [24], 2024, by and between Core Scientific, Inc., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively, as CVR agent; and (ii) that certain Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and its Debtor Affiliates (as may be amended, modified or supplemented from time to time, the “Plan”), which was confirmed pursuant to an order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division entered on January [16], 2024.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the CVR Agreement or the Plan, as applicable.

The Company hereby authorizes and instructs Computershare, as transfer agent and registrar to issue and allocate New Common Interests (CUSIP 21874A 106) as follows:

[IF ISSUING IN DTC]

Via SCL Add-to-Balance

•	To accept an SCL Add-to-Balance from Cede & Co. for [●] shares of New Common Interests (CUSIP 21874A 106).

[IF ISSUING ON BOOKS AND RECORDS OF TRANSFER AGENT]

Via books and records of Transfer Agent

•

To issue [●] shares of New Common Interests (CUSIP 21874A 106) to those Holders who hold CVRs on the CVR Register, and to hold those shares for the same Holders on the books and records of the transfer agent.

The foregoing issuance is in connection with the [Second Anniversary Payment Amount/Third Anniversary Payment Amount].

The “Effective Date” of the foregoing issuance shall be [●], 20[●].

The New Common Interests will be duly authorized, validly issued, fully paid and nonassessable.

CORE SCIENTIFIC, INC.

By:
Name:
Title:

EXHIBIT D

[COMPANY LETTERHEAD]

OFFICER’S CERTIFICATE

[DATE]

[Computershare Trust Company, N.A.,

Computershare Inc. as Agent

150 Royall Street

Canton, MA 02021

Attention: Client Services]

This Notice is being delivered to you pursuant to Section 1.5[(a), (b) or (c)] of the Contingent Value Rights Agreement, dated as of January [_], 2024, by and between Core Scientific, Inc. (the “Company”) and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively, as CVR agent (the “Agreement”), in connection with the following Testing Date: [DATE].

Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement.

The undersigned hereby certifies, solely in [his/her] capacity as [TITLE] of the Company and not in [his/her] individual capacity, and on behalf of the Company, as of the date hereof, that:

[First Testing Date:

The Fair Market Value of the Corresponding New Common Interests is equal to or in excess of $260,000,000, and the Company does not owe any Holder, with respect to the First Testing Date, the Year 1 Contingent Payment Obligation and such Year 1 Contingent Payment Obligation is extinguished and deemed to be equal to zero.]

[Second Testing Date:

The Fair Market Value of the Corresponding New Common Interests is equal to or in excess of the difference of (x) $260,000,000 minus (y) the First Anniversary Payment Amount, and therefore the Company shall not owe any amounts to any Holder with respect to the Second Testing Date, and the Year 2 Contingent Payment Obligation shall be extinguished and deemed to be equal to zero.]

[Third Testing Date:

The Fair Market Value of the Corresponding New Common Interests is equal to or in excess of the difference of (x) $260,000,000 minus (y) the sum of the First Anniversary Payment Amount and the Second Anniversary Payment Amount, and therefore the Company shall not owe any amounts to any Holder with respect to the Third Testing Date, and the Year 3 Contingent Payment Obligation shall be extinguished and be deemed to be equal to zero.]

CORE SCIENTIFIC, INC.

By:
Name:
Title:

ANNEX D

APPROVED BANKS

Banks
JP Morgan
Bank of America
Citibank
Wells Fargo
BMO
Truist
Bank of New York Mellon